UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report December 9, 2004
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2004 the Pennsylvania Economic Development Financing Authority, or PEDFA, issued $12,000,000 aggregate principal amount of PEDFA Exempt Facilities Revenue Bonds, Series B of 2004 for our benefit pursuant to the terms of a Trust Indenture, dated as of December 1, 2004, between the PEDFA and Manufacturers and Traders Trust Company, as trustee. The PEDFA then loaned the proceeds of the offering of the Series B Bonds to us pursuant to a Loan Agreement, dated as of December 1, 2004, between us and the PEDFA. The loan agreement provides for a $12,000,000 loan with a maturity date of October 1, 2029. Amounts outstanding under the Loan Agreement are our direct general obligations. The proceeds of the loan may only be used to pay, or reimburse us for, costs associated with the Susquehanna River Pipeline Project, or the Project. We intend to use the proceeds of the loan, net of issuance costs, to pay down short-term borrowings incurred to fund costs related to the Project.

Borrowings under the Loan Agreement bear interest at a variable rate as determined by PNC Capital Markets, as Remarketing Agent, on a periodic basis elected by us. We have currently elected that the interest rate be determined on a weekly basis. The Remarketing Agent determines the interest rate based on then current market conditions in order to determine the lowest interest rate which would cause the Series B Bonds to have a market value equal to the principal amount thereof plus accrued interest thereon. As of December 14, 2004, the interest rate under the Loan Agreement was 1.53%.

Holders of the Series B Bonds have the option to tender their bonds at any time. Further, the Series B Bonds are subject to mandatory tender if we elect to change the interest rate determination period or the Liquidity Facility expires or terminates (as defined in the Indenture). The Remarketing Agent will attempt to remarket any Series B Bonds tendered pursuant to the terms of the Indenture. If the Remarketing Agent is unable to remarket all or any portion of any bonds tendered or if the Liquidity Facility expires and is not replaced, we will be required to pay the purchase price of such bonds, which would be equal to 100% of the principal amount thereof plus accrued interest.

We may elect to have the Series B Bonds redeemed, in whole or in part, on any date that interest is payable for a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. The Series B Bonds are also subject to mandatory redemption for the same redemption price in the event that the Internal Revenue Service determines that the interest payable on the Series B Bonds is includable in gross income of the holders of the bonds for federal tax purposes.

Any payments made by us upon the tender or redemption of any of the Series B Bonds shall constitute installment loan payments under the terms of the Loan Agreement and will reduce the amount of indebtedness outstanding thereunder.

The Loan Agreement contains certain covenants and provisions that affect us, including, without limitation, covenants and provisions that:

•	restrict our ability to create or incur indebtedness (subject to enumerated exceptions);

•	restrict our ability to create or incur certain liens on our property (subject to enumerated exceptions); and

•	restrict our ability to declare or pay any dividends on any shares of our capital stock, purchase or redeem any shares of our capital stock or make any other payment or distribution in respect of our capital stock (subject to enumerated exceptions).

THE YORK WATER COMPANY

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.(continued)

The covenants and other provisions of the Loan Agreement and the Indenture are not expected to affect our current operations or the general level of current dividends. A copy of the Loan Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. A copy of the Indenture relating to the Series B Bonds is filed as Exhibit 10.2 to this report and is incorporated by reference herein.

In connection with the Loan Agreement, we entered into an interest rate swap with PNC Bank, National Association in order to hedge against interest rate fluctuations due to the variable interest rate under the terms of the Loan Agreement. Pursuant to the terms of the interest rate swap, we are obligated periodically to pay an amount based on a fixed interest rate, and we will receive an amount based on a variable rate. The variable rate is based on a percentage of the one-month LIBOR. By entering into the interest rate swap, we have effectively fixed the interest rate that we will pay on all amounts outstanding under the Loan Agreement at 3.16% per annum. The interest rate swap will terminate on the maturity date of the Series B Bonds (which is the same date as the maturity date of the loan under the Loan Agreement), unless sooner terminated pursuant to its terms. In the event the interest rate swap terminates prior to the maturity date of the Series B Bonds, either we or PNC Bank may be required to make a termination payment to the other based on market conditions at such time. Notwithstanding the terms of the swap agreement, we are ultimately obligated for all amounts due and payable under the Loan Agreement. The effective date of the swap transaction was December 9, 2004.

Statements contained in this Current Report relating to the effect of the covenants and other provisions of the Loan Agreement and the Indenture on our current operations and dividend levels are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution that factors, many of which are outside our control, could cause the actual effect to differ materially from that which is expressed in such forward-looking statements. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Loan Agreement, dated as of December 1, 2004, between the Pennsylvania Economic Development Financing Authority and The York Water Company.

10.2	Trust Indenture, dated December 1, 2004, between the Pennsylvania Economic Development Financing Authority and Manufacturers and Traders Trust Company, as trustee.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: December 15, 2004	By:	/s/ Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer